UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2007

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2007, School Specialty, Inc. (the "Company") entered into an Employment Agreement with Thomas M. Slagle as President and Chief Operating Officer. The agreement has an initial term of three years, with automatic one year renewals unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $525,000, participation in an incentive bonus plan, 100,000 options to purchase the School Specialty, Inc. common stock and participation in an equity-based performance incentive plan. The agreement contains confidentiality and non-compete provisions during employment and for 18 months after termination of employment as well as a one-time bonus payment of $150,000 if the Company meets or exceeds a performance target in the first quarter of fiscal 2008. If Mr. Slagle is terminated without cause, the agreement provides for the payment of one year of his annual salary, provided a severance agreement is reached with the Company. This description of the Employment Agreement with Mr. Slagle does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 5.02 Appointment of Certain Officers.

(c) On February 21, 2007, the Board of Directors of School Specialty, appointed Thomas M. Slagle as President and Chief Operating Officer and reaffirmed and elected David Vander Zanden as Chief Executive Officer. These changes were effective upon commencement of Mr. Slagle's employment with the Company.

Mr. Slagle, age 45, was Group President, Supply Chain Services - Medical for Cardinal Health, Inc. from 1996 until his appointment with the Company. In his most recent role at Cardinal Health, Mr Slagle held profit and loss responsibility for five business segments with over $7 billion of revenue. Accomplishments during Mr. Slagle's 11-year tenure with Cardinal included value-creating activities such as: launching a private brand initiative, creating global sourcing capabilities, driving benefits from Lean/Six Sigma operational initiatives and leading an acquisition for a Canadian medical/surgical distributor.

Item 8.01 Other Events.

On March 15, 2007, the Company issued a press release relating to the appointment of Mr. Slagle as President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description

10.1 Employment Agreement between School Specialty, Inc. and Thomas M. Slagle dated March 15, 2007.

99.1 Press Release of School Specialty, Inc. dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SCHOOL SPECIALTY, INC.

Dated: March 15, 2007	By: /s/ David Gomach_____________________
David Gomach Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

10.1 Employment Agreement between School Specialty, Inc. and Thomas M. Slagle dated March 15, 2007.

99.1 Press Release of School Specialty, Inc., dated March 15, 2007.